Exhibit (a)(5)

EMCORE CORPORATION

OFFER TO AMEND ELIGIBLE OPTIONS

FORM OF ACKNOWLEDGEMENT OF RECEIPT OF LETTER OF TRANSMITTAL

EMCORE Corporation (“EMCORE”) received your Letter of Transmittal on                 , 2008, by which you elected to tender for amendment one or more of your Eligible Options pursuant to the offer to amend your Eligible Options made by EMCORE (the “Offer”) as set forth in the Offer to Amend Eligible Options dated November 19, 2008.

If you change your mind, you may withdraw your tendered Eligible Options at any time before 11:59 p.m., Mountain Time, on December 17, 2008 (the “Expiration Date”).  If we extend the Offer beyond that time, you may withdraw your tendered Eligible Options at any time until the extended Expiration Date of the Offer.  In addition, unless we accept and amend your Eligible Options before 12:00 midnight, Mountain Time, on January 16, 2009 (the 40th business day after the commencement date of the Offer), you may withdraw your tendered Eligible Options at any time prior to our acceptance of such Eligible Options for amendment.

To validly withdraw your tendered Eligible Options, you must deliver to us by facsimile, hand delivery, regular mail, overnight courier or e-mail a properly completed and signed withdrawal form with the required information while you still have the right to withdraw your tendered Eligible Options as follows:

By Facsimile:	(626) 293-3646
By Hand Delivery, Regular Mail or Overnight Courier:	EMCORE Corporation 10420 Research Road SE Albuquerque, NM 87123 Attn: Keith Kosco
By E-mail:	Keith_Kosco@EMCORE.com

Delivery of the withdrawal form and other required documents by any other means is not permitted.  If you have any questions regarding your personalized Letter of Transmittal, or to obtain a copy of a withdrawal form, please contact Keith Kosco, Chief Legal Officer and Corporate Secretary, at (505) 332-5044 or Keith_Kosco@EMCORE.com.

Please note that EMCORE’s receipt of your Letter of Transmittal is not by itself an acceptance of your Eligible Options for amendment.  For purposes of the Offer, EMCORE currently expects that it will accept for amendment all properly tendered and not validly withdrawn Eligible Options upon the expiration of the Offer.  EMCORE will provide written or electronic notice of its acceptance to the Eligible Optionees whose tendered Eligible Options EMCORE has accepted for amendment.  Such notice may be by e-mail, press release or other means.  EMCORE’s formal acceptance is expected to take place on December 18, 2008.

FORM OF ACKNOWLEDGEMENT OF RECEIPT OF WITHDRAWAL FORM

EMCORE Corporation (“EMCORE”) received your Withdrawal Form on                 , 2008, by which you elected to withdraw one or more of your Eligible Options that you previously tendered pursuant to the offer to amend your Eligible Options made by EMCORE (the “Offer”) as set forth in the Offer to Amend Eligible Options dated November 19, 2008.

You may not rescind any withdrawal, and any tendered Eligible Option you withdraw will no longer be deemed tendered for amendment pursuant to the Offer.  However, after you have withdrawn an Eligible Option, you may retender that Eligible Option before 11:59 p.m., Mountain Time, on December 17, 2008 (the “Expiration Date”) by properly completing and signing a new Letter of Transmittal and timely delivering a new Letter of Transmittal and any other required documents to EMCORE by facsimile, hand delivery, regular mail, overnight courier or e-mail as follows:

By Facsimile:	(626) 293-3646
By Hand Delivery, Regular Mail or Overnight Courier:	EMCORE Corporation 10420 Research Road SE Albuquerque, NM 87123 Attn: Keith Kosco
By E-mail:	Keith_Kosco@EMCORE .com

EMCORE must receive your properly completed and signed new Letter of Transmittal and other required documents before 11:59 p.m., Mountain Time, on the Expiration Date.  If EMCORE extends the Offer beyond that time, EMCORE must receive your properly completed and signed new Letter of Transmittal and other required documents before the extended Expiration Date of the Offer.